Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 23, 2016 on the consolidated financial statements of DCB Financial Corp. for the year ended December 31, 2015 and 2014 in this Amendment 1 to the Registration Statement on Form S-4 of First Commonwealth Financial Corporation, and to the reference to us under the heading “Experts” in the Prospectus which is part of this Amendment 1 to the Registration Statement.

/s/ Plante Moran, PLLC

Columbus, Ohio

January 6, 2017